Exhibit 99.1

Invesco Mortgage Capital Inc. Announces Quarterly Common Dividend

Investor Relations Contact: Greg Seals, 404-439-3323

Atlanta - September 24, 2024 -- Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) today announced that its Board of Directors declared a cash dividend of $0.40 per share of common stock for the third quarter of 2024. The dividend will be paid on October 25, 2024 to stockholders of record at the close of business on October 7, 2024, with an ex-dividend date of October 7, 2024.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include statements and information that constitute "forward-looking statements" within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include those related to our intention and ability to pay dividends, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.